CERTIFICATE OF TRUST
OF
AMERICAN FUNDS TARGET DATE RETIREMENT SERIES

This Certificate of Trust of American Funds Target Date Retirement Series (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

1.            Name.  The name of the trust formed hereby is American Funds Target Date Retirement Series.

2.            Registered Office; Registered Agent.  The business address of the Trust’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware  19801. The name of the Trust’s registered agent at such address is The Corporation Trust Company.

3.            Investment Company.  The Trust will be a registered investment company under the Investment Company Act of 1940, as amended.

4.            Series.  Pursuant to Section 3806(b)(2) of the Act, the Trust shall issue one or more series of beneficial interests having the rights and preferences set forth in the governing instrument of the Trust, as the same may be amended from time to time (each a "Series").

5.            Notice of Limitation of Liabilities of each Series.  Pursuant to Section 3804(a) of the Act, there shall be a limitation on liabilities of each Series such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series thereof and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

6.            Effective Date.  This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

/s/Vincent P. Corti
Vincent P. Corti, Trustee

/s/ Herbert Y. Poon
Herbert Y. Poon, Trustee

/s/ Michael J. Triessl
Michael J. Triessl, Trustee

AMERICAN FUNDS TARGET DATE RETIREMENT SERIES

AGREEMENT AND

DECLARATION OF TRUST

Dated: August 20, 2009

TABLE OF CONTENTS

 AMERICAN FUNDS TARGET DATE RETIREMENT SERIES

AGREEMENT AND

DECLARATION OF TRUST

AGREEMENT AND DECLARATION OF TRUST of American Funds Target Date Retirement Series, a Delaware statutory trust, made as of August 20, 2009, by the undersigned Trustees.

WHEREAS, the undersigned Trustees desire to establish a trust for the investment and reinvestment of funds contributed thereto; and

WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest, as hereinafter provided; and

WHEREAS, the Trustees declare that all money and property contributed to the trust established hereunder shall be held and managed in trust for the benefit of the holders of the shares of beneficial interest issued hereunder and subject to the provisions hereof;

NOW, THEREFORE, in consideration of the foregoing, the undersigned Trustees hereby declare that all money and property contributed to the trust hereunder shall be held and managed in trust under this Agreement and Declaration of Trust as herein set forth below.

ARTICLE 1

NAME, PURPOSE AND DEFINITIONS

Section 1.1                       Name.  The name of the trust established hereby is the “American Funds Target Date Retirement Series” and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under such name.  However, the Trustees may at any time and from time to time select such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.  Any name change shall become effective upon the resolution of a majority of the then Trustees adopting the new name and the filing of a certificate of amendment pursuant to Section 3810(b) of the Act.  Any such instrument shall not require the approval of the Shareholders, but shall have the status of an amendment to this Trust Instrument.

Section 1.2                        Trust Purpose.  The purpose of the Trust is to conduct, operate and carry on the business of an open-end management investment company registered under the 1940 Act.  In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an open end management investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Act, and in connection therewith the Trust shall have the power and authority to engage in the foregoing, both within and without the State of Delaware, and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

Section 1.3                       Definitions.  Wherever used herein, unless otherwise required by the context or specifically provided:

(a) “1940 Act” refers to the Investment Company Act of 1940 and the rules and regulations thereunder, all as may be amended from time to time.

(b) “Act” means the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq., as from time to time amended.

(c) “Advisory Board Member” shall mean a member of an “Advisory Board” as defined in Section 2(a)(1) of the 1940 Act.

(d) “By-laws” means the By-laws referred to in Section 4.1(g) hereof, as from time to time amended.

(e) The terms “Affiliated Person,” “Assignment,” “Commission,” “Interested Person” and “Principal Underwriter” shall have the meanings given them in the 1940 Act.

(f) “Class” means any division of Shares within a Series, which Class is or has been established in accordance with the provisions of Article 2.

(g) “Fiduciary Covered Person” has the meaning assigned in Section 8.3 hereof.

(h) “Indemnified Person” has the meaning assigned in Section 8.4 hereof.

(i) “Net Asset Value” means the net asset value of each Series or Class of the Trust determined in the manner provided in Section 7.4 hereof, and “Net Asset Value per Share” has the meaning assigned in Section 7.4 hereof.

(j) “Outstanding Shares” means those Shares recorded from time to time in the books of the Trust or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust.

(k) “Person” shall have the meaning given in Section 3801 of the Act.

(l) “Series” means a series of Shares of the Trust established in accordance with the provisions of Section 2.6 hereof.

(m) “Shareholder” means a record owner of Outstanding Shares of the Trust.

(n) “Shares” means the equal proportionate transferable units of beneficial interest into which the beneficial interest of each Series of the Trust or Class thereof shall be divided and may include fractions of Shares as well as whole Shares.  All references to Shares in this Trust Instrument shall be deemed to be Shares of any or all Series or Classes as the context may require.

(o) “Trust” refers to the Delaware statutory trust established hereby and reference to the Trust, when applicable to one or more Series or Classes of the Trust, shall refer to any such Series or Class.  All provisions herein relating to the Trust shall apply equally to each Series and Class of the Trust except as the context otherwise requires.

(p) “Trustee” or “Trustees” means the person or persons who has or have signed this Trust Instrument, so long as such person or persons shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article 3 hereof, and reference herein to a Trustee or to the Trustees shall refer to the individual Trustees in their capacity as Trustees hereunder.

(q) “Trust Instrument” means this Agreement and Declaration of Trust as the same may be amended and restated from time to time.

(r) “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or any Series, or by or for the account of the Trustees on behalf of the Trust or any Series.

ARTICLE 2

BENEFICIAL INTEREST

Section 2.1                       Shares of Beneficial Interest.  The beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Series and Classes within a Series as the Trustees shall from time to time create and establish.  The number of Shares of each Series and Class authorized hereunder is unlimited.  Each Share shall have no par value, unless otherwise determined by the Trustees in connection with the creation and establishment of a Series or Class.  All Shares when issued hereunder on the terms determined by the Trustees, including without limitation Shares of a Series or Class issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

Section 2.2                       Issuance of Shares.

(a) The Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares of each Series and Class to such party or parties and for such amount and type of consideration (or for no consideration if pursuant to a Share dividend or split-up or otherwise as determined by the Trustees), subject to applicable law, including cash or securities (including Shares of a different Series or Class), at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisitions of assets subject to, and in connection with, the assumption of liabilities) and businesses.  In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury.  The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interests in the Trust or any Series or Class.

(b) Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested, may acquire, own, hold and dispose of Shares of any Series or Class of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Series or Class from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Series or Class generally.

Section 2.3                       Register of Shares and Share Certificates.  A register shall be kept at the principal office of the Trust or an office of one or more transfer agents which shall contain the names and addresses of the Shareholders of each Series and Class, the number of Shares of that Series and Class thereof held by them respectively and a record of all transfers thereof.  As to Shares for which no certificate has been issued, such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or other distributions or otherwise to exercise or enjoy the rights of Shareholders.  No Shareholder shall be entitled to receive payment of any dividend or other distribution, nor to have notice given to him as herein or in the By-laws provided, until he has given his address to the transfer agent or such other officer or agent of the Trust as shall keep the said register for entry thereon.  The Trustees shall have no obligation to, but in their discretion may, authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use.  If one or more share certificates are issued, whether in the name of a Shareholder or a nominee, such certificate or certificates shall constitute evidence of ownership of the Shares evidenced thereby for all purposes, including transfer, assignment or sale of such Shares, subject to such limitations as the Trustees may, in their discretion, prescribe.

Section 2.4                       Transfer of Shares.  Except as otherwise provided by the Trustees, Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer, together with a Share certificate, if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees.  Upon such delivery the transfer shall be recorded on the register of the Trust.  Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Section 2.5                       Treasury Shares.  The Trustees may hold as treasury Shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series or Class reacquired by the Trust.  Shares held in the treasury shall, until reissued pursuant to Section 2.2 hereof, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.  Any Shares held in treasury shall not be canceled unless the Trustees decide otherwise.

Section 2.6                       Establishment of Series and Classes.

(a) The Trustees shall be authorized, without obtaining any prior authorization or vote of the Shareholders of any Series or Class of the Trust, to establish and designate and to change in any manner any initial or additional Series or Classes and to fix such preferences, voting powers (or lack thereof), rights and privileges of such Series or Classes as the Trustees may from time to time determine, to divide or combine the Shares or any Series or Classes into a greater or lesser number, to classify or reclassify any issued or unissued Shares or any Series or Classes into one or more Series or Classes of Shares, to redeem or abolish any outstanding Series or Class of Shares, and to take such other action with respect to the Shares as the Trustees may deem desirable.  Unless another time is specified by the Trustees, the establishment and designation of any Series or Class shall be effective upon the adoption of a resolution by the Trustees setting forth such establishment and designation and the preferences, powers, rights and privileges of the Shares of such Series or Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of such Series or Class including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution.  The Trust may issue any number of Shares of each Series or Class.

(b) Subject to the distinctions permitted among Classes of Shares of the Trust or of Classes of the same Series, as established by the Trustees consistent with the requirements of the 1940 Act or as otherwise provided in the instrument designating and establishing any Class or Series, each Share of the Trust (or Series, as applicable) shall represent an equal beneficial interest in the net assets of the Trust (or such Series), and each holder of Shares of the Trust (or a Series) shall be entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any, made with respect thereto. Upon redemption of the Shares of any Series or upon the liquidation and termination of a Series, the applicable Shareholder shall be paid solely out of the funds and property of such Series.

(c) Without limiting the authority of the Trustees set forth in this Section to establish and designate any further Series or Classes, the Trustees hereby establish and designate the following Series and Classes of Shares of the Trust:

Series                                                                             Classes of Shares
American Funds 2055 Target Date Retirement Fund                                                                                       Classes A, R-1, R-2, R-3, R-4, R-5 and R-6
American Funds 2050 Target Date Retirement Fund                                                                                       Classes A, R-1, R-2, R-3, R-4, R-5 and R-6
American Funds 2045 Target Date Retirement Fund                                                                                       Classes A, R-1, R-2, R-3, R-4, R-5 and R-6
American Funds 2040 Target Date Retirement Fund                                                                                       Classes A, R-1, R-2, R-3, R-4, R-5 and R-6
American Funds 2035 Target Date Retirement Fund                                                                                       Classes A, R-1, R-2, R-3, R-4, R-5 and R-6
American Funds 2030 Target Date Retirement Fund                                                                                       Classes A, R-1, R-2, R-3, R-4, R-5 and R-6
American Funds 2025 Target Date Retirement Fund                                                                                       Classes A, R-1, R-2, R-3, R-4, R-5 and R-6
American Funds 2020 Target Date Retirement Fund                                                                                       Classes A, R-1, R-2, R-3, R-4, R-5 and R-6
American Funds 2015 Target Date Retirement Fund                                                                                       Classes A, R-1, R-2, R-3, R-4, R-5 and R-6
American Funds 2010 Target Date Retirement Fund                                                                                       Classes A, R-1, R-2, R-3, R-4, R-5 and R-6

(d) Investment in the Trust.  The Trustees may accept investments in any Series of the Trust or Class, if the Series has been divided into Classes, from such persons and on such terms as they may from time to time authorize.  At the Trustees’ discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the affected Series is authorized to invest, valued as provided herein.  Unless the Trustees otherwise determine, investments in a Series shall be credited to each Shareholder’s account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received.  Without limiting the generality of the foregoing, the Trustees may (a) fix the Net Asset Value per Share of the initial capital contribution to the Trust or any Series or Class thereof, (b) impose sales or other charges upon investments in the Trust or any Series or any Class thereof or (c) issue fractional Shares.  The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other Person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares whether or not conforming to such authorized terms.  The Trustees and any Person authorized by them shall have the right to refuse to accept any investment in the Trust or any Series or any Class thereof without any cause or reason.

Section 2.7                       Assets and Liabilities Belonging to Series or Class

(a) Separate and distinct records shall be maintained by the Trust for each Series.  All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust and of every other Series and may be referred to herein as “assets belonging to” that Series.  The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series.  In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as the Trustees deem fair and equitable.  If there are Classes of Shares within a Series, the assets belonging to the Series shall be further allocated to each Class in the proportion that the “assets belonging to” the Class (calculated in the same manner as with determination of “assets belonging to” the Series) bears to the assets of all Classes within the Series.  Each such allocation shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to that Series or Class, as the case may be.  The assets belonging to a particular Series and Class shall be so recorded upon the books of the Trust and shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series or Class, as the case may be.

(b) The assets belonging to each Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series.  Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees between or among any one or more of the Series in such manner as the Trustees deem fair and equitable.  Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes.  The liabilities, expenses, costs, charges and reserves allocated and so charged to a Series are herein referred to as “liabilities belonging to” that Series.  Except as provided in the next two sentences or otherwise required or permitted by applicable law, the liabilities belonging to such Series shall be allocated to each Class of a Series in the proportion that the assets belonging to such Class bear to the assets belonging to all Classes in the Series.  To the extent permitted by Section 3804(a) of the Act or other applicable law, the Trustees may allocate all or a portion of any liabilities belonging to a Series to a particular Class or Classes as the Trustees may from time to time determine is appropriate.  In addition, all liabilities, expenses, costs, charges and reserves belonging to a Class shall be allocated to such Class.

(c) Without limitation of the foregoing provisions of this Section 2.8, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets belonging to such Series only, and not against the assets of the Trust generally or any other Series.  Notice of this limitation on inter-Series liabilities shall be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series.  Any Person extending credit to, contracting with or having any claim against the Trust with respect to a particular Series may satisfy or enforce any debt, liability, obligation or expense incurred, contracted for or otherwise existing with respect to that Series from the assets of that Series only.  No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

(d) If, notwithstanding the provisions of this Section, any liability properly charged to a Series or Class is paid from the assets of another Series or Class, the Series or Class from the assets of which the liability was paid shall be reimbursed from the assets of the Series or Class to which such liability belonged.

Section 2.8                       No Preemptive Rights.  Unless the Trustees decide otherwise, Shareholders shall have no preemptive or other similar rights to subscribe to any additional Shares or other securities issued by the Trust, whether of the same or of another Series or Class.

Section 2.9                       Conversion Rights.  The Trustees shall have the authority to provide from time to time that the holders of Shares of any Series or Class shall have the right to convert or exchange said Shares for or into Shares of one or more other Series or Classes or for interests in one or more other trusts, corporations, or other business entities (or a series or class of any of the foregoing) in accordance with such requirements and procedures as may be established by the Trustees from time to time.

Section 2.10                       Derivative Actions.

(a) No Person, other than a Trustee, who is not a Shareholder of a particular Series or Class shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust with respect to such Series or Class.  No Shareholder of a Series or a Class may maintain a derivative action on behalf of the Trust with respect to such Series or Class unless holders of at least twenty percent (20%) of the outstanding Shares of such Series or Class join in the bringing of such action.

(b) In addition to the requirements set forth in Section 3816 of the Act, a Shareholder may bring a derivative action on behalf of the Trust with respect to a Series or Class only if the following conditions are met:  (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed (for this purpose a demand on the Trustees shall only be deemed not likely to succeed and therefore be excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that (a) such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust, (b) such Trustee was identified as a potential defendant or witness, (c) the Trustee approved the act being challenged (if the act did not result in any material personal benefit to the Trustee, or if the Trustee is also a Shareholder the act did not result in any material benefit that is not shared pro rata with other Shareholders) or (d) the Trustee is a Shareholder); and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time (in any case, not less than ninety (90) days) to consider such Shareholder request and to investigate the basis of such claim, and the Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.  For purposes of this Section 2.11, the Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue.

Section 2.11                       Fractions.  Except as otherwise determined by the Trustees, any fractional Share of any Series or Class, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust.

Section 2.12                       No Appraisal Rights.  Shareholders shall have no right to demand payment for their Shares or to any other rights of dissenting Shareholders in the event the Trust participates in any transaction which would give rise to appraisal or dissenters’ rights by a stockholder of a corporation organized under the General Corporation Law of the State of Delaware or would otherwise give rise to such appraisal or dissenters’ rights.

Section 2.13                       Status of Shares.  Shares shall be deemed to be personal property giving Shareholders only the rights provided in this instrument.  Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to be bound by the terms hereof. The death of a Shareholder during the continuance of the Trust or any Series or Class thereof shall not operate to dissolve or terminate the Trust or any Series or Class nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but shall entitle such representative only to the rights of said decedent under this Trust Instrument.  Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or to any right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners.

Section 2.14                       Shareholders.

(a) No Shareholder of the Trust or of any Series or Class shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or by or on behalf of any Series or Class.  Except as otherwise provided in this Trust Instrument, the Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay pursuant to terms hereof or by way of subscription for any Shares or otherwise.

(b) If any Shareholder or former Shareholder of the Trust or any Series or Class shall be held to be personally liable solely by reason of his being or having been a Shareholder thereof and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series or Class to be held harmless from and indemnified against all loss and expense arising from such liability.  The Trust, on behalf of the affected Series, may, at its option, assume the defense of any claim made against the Shareholder for any act or obligation of the Series or Class and satisfy any judgment thereon from the assets of the Series or Class.  The indemnification and reimbursement required by the preceding sentence shall be made only out of assets of the one or more Series or Classes whose Shares were held by said Shareholder at the time the act or event occurred which gave rise to the claim against or liability of said Shareholder.  The rights accruing to a Shareholder under this Section shall not impair any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust or any Series or Class thereof to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.  Neither the Trust nor the applicable Series or Class shall be responsible for satisfying any obligation arising from such a claim that has been settled by the Shareholder without prior written notice to the Trust and consent of the Trust to settle the claim.

ARTICLE 3

THE TRUSTEES

Section 3.1                       Election.  Except for the Trustees named herein or appointed pursuant to Section 3.7 hereof, or Trustees appointed to fill vacancies pursuant to Section 3.3 hereof, the Trustees shall be elected by the Shareholders in accordance with this Trust Instrument and the 1940 Act.  The initial Trustees of the Trust shall be Vincent P. Corti, Herbert Y. Poon and Michael J. Triessl.

Section 3.2                       Term of Office of Trustees; Resignation and Removal.

(a) Each Trustee shall hold office during the existence of this Trust, and until its termination as herein provided unless such Trustee resigns or is removed as provided herein.  Any Trustee may resign by notice to the Chairman, if any, the Vice Chairman, if any, the President or the Secretary and such resignation shall be effective upon such notice, or at a later date specified by such Trustee.

(b) Any of the Trustees may be removed with or without cause by the affirmative vote of the Shareholders of two thirds (2/3) of the Shares, or with cause by the action of two thirds (2/3) of the remaining Trustees (provided the aggregate number of Trustees, after such removal and after giving effect to any appointment made to fill the vacancy created by such removal, shall not be less than the number required by Section 3.4 hereof).  Removal with cause shall include, but not be limited to, the removal of a Trustee due to physical or mental incapacity.

(c) Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee.  Upon the death of any Trustee or upon removal or resignation due to any Trustee’s incapacity to serve as trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

(d) Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following the effective date of his resignation or removal, or any right to damages on account of a removal.

(e) The Trustees, by resolution of a majority of Trustees, may adopt or amend a retirement policy for the Trustees of the Trust.  Any such policy shall be binding on each Trustee unless waived by a majority of the other Trustees.

Section 3.3                       Vacancies and Appointment of Trustees.

(a) A vacancy shall occur if a Trustee dies, resigns, retires, is removed or is incapacitated, or a Trustee is otherwise unable to serve, or the number of Trustees is increased.  Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy shall be conclusive.  In the case of an existing vacancy, the remaining Trustee or Trustees shall fill such vacancy by appointing such other person as such Trustee or Trustees in their discretion shall see fit consistent with the limitations under the 1940 Act, unless such Trustee or Trustees determine, in accordance with Section 3.4, to decrease the number of Trustees.

(b) An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur at a later date.

(c) An appointment of a Trustee shall be effective upon the acceptance of the person so appointed to serve as trustee, except that any such appointment in anticipation of a vacancy shall become effective at or after the date such vacancy occurs.

Section 3.4                       Number of Trustees.  The original number of Trustees shall be three (3).  The Trustees serving as such from time to time may, by resolution of a majority thereof, increase or decrease the number of Trustees, provided, however, that the number of Trustees shall not be decreased to less than three (3).  No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of such Trustee’s term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee in accordance with Section 3.2(b).

Section 3.5                       Effect of Death, Resignation, Etc. of a Trustee.  The death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or any Series or to revoke any existing trust or agency created pursuant to the terms of this Trust Instrument.

Section 3.6                       Ownership of Assets of the Trust.

(a) Legal title to all of the Trust Property shall at all times be vested in the Trust as a separate legal entity, except that the Trustees may cause legal title to any Trust Property to be held by, or in the name of, one or more of the Trustees acting for and on behalf of the Trust, or in the name of any Person as nominee acting for and on behalf of the Trust.  No Shareholder shall be deemed to have a severable ownership interest in any individual asset of the Trust or of any Series or Class, or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in each Series or Class of Shares which are owned by such Shareholder.  The Trust, or at the determination of the Trustees, one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income earned on securities held by the Trust which have been issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country.

(b) If title to any part of the Trust Property is vested in one or more Trustees, the right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification.  Upon the resignation, removal, death or incapacity of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees.  To the extent permitted by law, such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 3.7                       Series Trustees.  In connection with the establishment of one or more Series or Classes, the Trustees establishing such Series or Class may appoint, to the extent permitted by the 1940 Act, separate Trustees with respect to such Series or Classes (the “Series Trustees”).  Series Trustees may, but are not required to, serve as Trustees of the Trust of any other Series or Class of the Trust.  To the extent provided by the Trustees in the appointment of Series Trustees, the Series Trustees may have, to the exclusion of any other Trustee of the Trust, all the powers and authorities of Trustees hereunder with respect to such Series or Class, but may have no power or authority with respect to any other Series or Class (unless the Trustees permit such Series Trustees to create new Classes within such Series).  Any provision of this Trust Instrument relating to election of Trustees by Shareholders shall entitle only the Shareholders of a Series or Class for which Series Trustees have been appointed to vote with respect to the election of such Trustees and the Shareholders of any other Series or Class shall not be entitled to participate in such vote.  If Series Trustees are appointed, the Trustees initially appointing such Series Trustees may, without the approval of any Outstanding Shares, amend either this Trust Instrument or the By-laws to provide for the respective responsibilities of the Trustees and the Series Trustees in circumstances where an action of the Trustees or Series Trustees affects all Series and Classes of the Trust or two or more Series or Classes represented by different Trustees.

Section 3.8                       No Accounting.  Except to the extent required by the 1940 Act or, if determined to be necessary or appropriate by the other Trustees under circumstances which would justify his removal for cause, no person ceasing to be a Trustee for reasons including, but not limited to, death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

ARTICLE 4

POWERS OF THE TRUSTEES

Section 4.1                       Powers.  The Trustees shall manage or direct the management of the Trust Property and the business of the Trust with full powers of delegation except as may be prohibited by this Trust Instrument.  The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things or instruments are not herein specifically mentioned.  Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive.  In construing the provisions of this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.  The enumeration of any specific power in this Trust Instrument shall not be construed as limiting the aforesaid power.  The powers of the Trustees may be exercised in their sole discretion in accordance with Section 8.3(c) hereof (except as otherwise required by the 1940 Act) and without order of or resort to any court.  Without limiting the foregoing and subject to any applicable limitation in this Trust Instrument, the Trustees shall have power and authority to cause the Trust (or to act on behalf of the Trust):

(a) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including, but not limited to, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers’ acceptances, and other securities and financial instruments of any kind, including without limitation futures contracts and options on such contracts, issued, created, guaranteed, or sponsored by any and all Persons, including the United States of America, any foreign government, and all states, territories, and possessions of the United States of America or any foreign government and any political subdivision, agency, or instrumentality thereof, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” contracts for any such securities, to change the investments of the assets of the Trust, and to exercise any and all rights, powers, and privileges of ownership or interest and to fulfill any and all obligations in respect of any and all such investments of every kind and description, including the right to consent and otherwise act with respect thereto, with power to designate one or more persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

(b) To enter into contracts of any kind and description, including swaps and other types of derivative contracts;

(c) To purchase, sell and hold currencies and enter into contracts for the future purchase or sale of currencies, including but not limited to forward foreign currency exchange contracts;

(d) To issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, exchange, and otherwise deal in Shares and, subject to the provisions set forth in Article 2 and Article 7, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or the particular Series or Class of the Trust, with respect to which such Shares are issued;

(e) To borrow funds or other property and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation, liability or engagement of any Person and to lend or pledge Trust Property or any part thereof to secure any or all of such obligations;

(f) To provide for the distribution of interests of the Trust either through a Principal Underwriter in the manner hereinafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;

(g) To adopt By-laws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders, which By-laws shall be deemed a part of this Trust Instrument and are incorporated herein by reference;

(h) To appoint and terminate such officers, employees, agents and contractors as they consider appropriate, any of whom may be a Trustee, and to provide for the compensation of all of the foregoing;

(i) To set record dates (or delegate the power to so do) in the manner provided herein or in the By-laws;

(j) To delegate such of the Trustees’ power and authority hereunder (which delegation may include the power to subdelegate) as they consider desirable to any officers of the Trust and to any investment adviser, manager, administrator, custodian, underwriter or other agent or independent contractor, and to employ auditors, counsel or other agents of the Trust;

(k) To join with other holders of any securities or debt instruments in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security or debt instrument with, or transfer any security or debt instrument to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security or debt instrument (whether or not so deposited or transferred) as the Trustees shall deem proper and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

(l) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(m) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(n) To the extent permitted by law, indemnify any Person with whom the Trust or any Series or Class has dealings;

(o) To engage in and to prosecute, defend, compromise, abandon, or adjust by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust, and out of the assets of the Trust or the applicable Series or Class thereof to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any Person, including a Shareholder in its own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust;

(p) To purchase and pay for entirely or partially out of Trust Property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the Trust Property and payment of distributions and principal on its investments, and insurance policies insuring the Shareholders, Trustees, officers, representatives, Advisory Board Members, employees, agents, investment advisers, managers, administrators, custodians, underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person in such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against such liability;

(q) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities, debt instruments or property; and to execute and deliver powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities, debt instruments or property as the Trustees shall deem proper;

(r) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or either in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

(s) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article 2 hereof and to establish Classes thereof having relative rights, powers and duties as they may provide consistent with applicable law;

(t) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation, issuer or concern, any security or debt instrument of which is held by the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation, issuer or concern; and to pay calls or subscriptions with respect to any security or debt instrument held in the Trust;

(u) To make distributions of income and of capital gains to Shareholders in the manner herein provided;

(v) To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Series or Classes, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum in accordance with Section 7.3 hereof;

(w) To cause each Shareholder, or each Shareholder of any particular Series or Class, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder;

(x) To establish one or more committees, to delegate any powers of the Trustees to such committees and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers or other agents of the Trust) and other characteristics of such committees as the Trustees may deem proper. Notwithstanding the provisions of this Article 4, and in addition to such provisions or any other provision of this Trust Instrument or of the By-laws, the Trustees may by resolution appoint a committee consisting of fewer than the whole number of the Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to any matter including the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding that may be pending or threatened to be brought before any court, administrative agency or other adjudicatory body;

(y) To interpret the investment policies, practices or limitations of the Trust or of any Series or Class;

(z) To establish a registered office and have a registered agent in the State of Delaware;

(aa) To pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, Advisory Board Members, Trustees emeritus, investment adviser or manager, Principal Underwriter, auditors, counsel, custodian, transfer agent, shareholder servicing agent, and other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, which expenses, fees, charges, taxes and liabilities shall be allocated in accordance with the terms of this Trust Instrument;

(bb) To invest part or all of the Trust Property (or part or all of the assets of any Series), or to dispose of part or all of the Trust Property (or part or all of the assets of any Series) and invest the proceeds of such disposition, in interests issued by one or more other investment companies or pooled portfolios, each of which may (but need not) be a trust (formed under the laws of any state or jurisdiction) which is classified as a partnership for federal income tax purposes, including investment by means of transfer of part or all of the Trust Property in exchange for an interest or interests in such one or more investment companies or pooled portfolios, all without any requirement of approval by Shareholders;

(cc) To select or to authorize one or more persons to select brokers, dealers, futures commission merchants, banks or any agents or other entities, as appropriate, with which to effect transactions in securities and other instruments or investments;

(dd) In general, to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers; and

(ee) To appoint one or more Advisory Board Members to serve the role provided for in Section 2(a)(1) of the 1940 Act and to cause the Trust to pay compensation to such persons for serving in such capacity.

The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.  Any action by one or more of the Trustees in his or their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series or Class, and not an action in an individual capacity.

No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

Section 4.2                       Trustees and Officers as Shareholders.  Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as if such person were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person or any firm or company in which such person invested, subject to the general limitations herein contained as to the sale and purchase of such Shares.

Section 4.3                       Action by the Trustees and Committees.  Meetings of the Trustees shall be held from time to time within or without the State of Delaware upon the call of the Chairman, if any, the Vice Chairman, if any, the President, the Principal Executive Officer, the Secretary, an Assistant Secretary or any two Trustees.  No annual meeting of Trustees shall be required.

(a) Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-laws or by resolution of the Trustees.  Notice of any other meeting shall be given not later than 48 hours preceding the meeting by United States mail or by electronic mail or other electronic transmission to each Trustee at his residence or business address or email address as set forth in the records of the Trust or otherwise given personally not less than 24 hours before the meeting but may be waived in writing, including by electronic mail, by any Trustee either before or after such meeting.  The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except when a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

(b) A quorum for all meetings of the Trustees shall be one third of the total number of Trustees, but no less than two Trustees.  Unless provided otherwise in this Trust Instrument or otherwise required by the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees, which written consent shall be filed with the minutes of proceedings of the Trustees.  Written consent may be evidenced by electronic mail or other electronic transmission from the Trustee giving such consent.  If there be less than a quorum present at any meeting of the Trustees, a majority of those present may adjourn the meeting until a quorum shall have been obtained.

(c) Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting.  A quorum for all meetings of any such committee shall be two or more of the members thereof, unless the Trustees shall provide otherwise or if the committee consists of only one member.  Unless provided otherwise in this Trust Instrument, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members, which written consent shall be filed with the minutes of proceedings of such committee. Written consent may be evidenced by electronic mail or other electronic transmission from the Trustee giving such consent.

(d) With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust or are otherwise interested in any action to be taken may be counted for quorum purposes under this Section 4.3 and shall be entitled to vote to the extent permitted by the 1940 Act.

(e) All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to such communications system shall constitute presence in person at such meeting, unless the 1940 Act specifically requires the Trustees to act “in person,” in which case such term shall be construed consistent with Commission or staff releases or interpretations.

Section 4.4                       Chairman of the Trustees.  The Trustees may appoint one of their number to be Chairman of the Trustees who shall preside at all meetings of the Trustees at which he is present.  The Chairman may be (but is not required to be) the chief executive officer of the Trust, but shall not be an officer of the Trust solely by virtue of being appointed Chairman.  The Chairman shall have such responsibilities as may be determined by the Trustees from time to time.  The Trustees may elect Co-Chairmen or Vice Chairmen of the Board.  In the absence of the Chairman, another Trustee shall be designated by the Trustees to preside over the meeting of the Trustees, to set the agenda for the meeting and to perform the other responsibilities of the Chairman in his absence.

Section 4.5                       Principal Transactions.  Except to the extent prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Affiliated Person of the Trust, investment adviser, investment sub-adviser, distributor or transfer agent for the Trust or with any Interested Person of such Affiliated Person or other Person; and the Trust may employ any such Affiliated Person or other Person, or firm or company in which such Affiliated Person or other Person is an Interested Person, as broker, legal counsel, registrar, investment adviser, investment sub-adviser, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

ARTICLE 5

INVESTMENT ADVISER, INVESTMENT SUB-ADVISER,

 PRINCIPAL UNDERWRITER, ADMINISTRATOR, TRANSFER AGENT,

CUSTODIAN AND OTHER CONTRACTORS

Section 5.1                       Certain Contracts.  Subject to compliance with the provisions of the 1940 Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into, modify, amend, supplement, assign or terminate one or more contracts with, and pay compensation to, any one or more corporations, trusts, associations, partnerships, limited partnerships, other type of organizations, or individuals to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or of the Trust and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may determine to be appropriate:

(a) Investment Adviser and Investment Sub-Adviser.  The Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust or any Series whereby the other party or parties to such contract or contracts shall undertake to furnish the Trust with such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine.  Notwithstanding any other provision of this Trust Instrument, the Trustees may authorize any investment adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities, other investment instruments of the Trust, or other Trust Property on behalf of the Trustees, or may authorize any officer, employee, agent, or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees).  Any such purchases, sales and exchanges shall be deemed to have been authorized by the Trustees.

The Trustees may authorize, subject to applicable requirements of the 1940 Act, the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser.  Any reference in this Trust Instrument to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

(b) Principal Underwriter.  The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of Shares for any one or more of its Series or Classes or other securities to be issued by the Trust, including a contract whereby the Trust may either agree to sell Shares or other securities to the other party to the contract or appoint such other party its sales agent for such Shares or other securities. In either case, the contract may also provide for the repurchase or sale of Shares or other securities by such other party as principal or as agent of the Trust.

(c) Administrator.  The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties shall undertake to furnish the Trust with administrative services.  The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.

(d) Transfer Agent.  The Trustees may in their discretion from time to time enter into one or more transfer agency and Shareholder service contracts whereby the other party or parties shall undertake to furnish the Trust with transfer agency and Shareholder services.  The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.

(e) Administrative Service and Distribution Plans.  The Trustees may, on such terms and conditions as they may in their discretion determine, adopt one or more plans pursuant to which compensation may be paid directly or indirectly by the Trust for Shareholder servicing, administration and/or distribution services with respect to one or more Series or Classes including without limitation, plans subject to Rule 12b-1 under the 1940 Act, and the Trustees may enter into agreements pursuant to such plans.

(f) Fund Accounting.  The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties undertakes to handle all or any part of the Trust’s accounting responsibilities, whether with respect to the Trust’s properties, Shareholders or otherwise.

(g) Custodian and Depository.  The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties undertakes to act as depository for and to maintain custody of the property of the Trust or any Series or Class and accounting records in connection therewith.

(h) Parties to Contract.  Any contract described in this Article 5 may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any relationship, nor shall any person holding such relationship be disqualified from voting on or executing the same in his capacity as Shareholder and/or Trustee, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article 5.  The same Person (including a firm, corporation, partnership, trust, or association) may be the other party to contracts entered into pursuant to this Article 5, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 5.1.

ARTICLE 6

SHAREHOLDER VOTING POWERS AND MEETINGS

Section 6.1                       Voting.

(a) The Shareholders shall have power to vote only: (i) for the election of one or more Trustees in order to comply with the provisions of the 1940 Act (including Section 16(a) thereof), (ii) for the removal of Trustees in accordance with Section 3.2(b) hereof, (iii) on certain amendments to this Trust Instrument enumerated in Section 9.6 hereof, (iv) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, or (v) as the Trustees may consider necessary or desirable.

(b) On each matter submitted to a vote of Shareholders, unless the Trustees determine otherwise, all Shares of all Series and Classes shall vote together as a single class; provided, however, that: as to any matter (i) with respect to which a separate vote of one or more Series or Classes is required by the 1940 Act or by action of the Trustees in establishing and designating the Series or Class(es), such requirements as to a separate vote by such Series or Class(es) shall apply in lieu of all Shares of all Series and Classes voting together, and (ii) which does not affect the interests of a particular Series or Class, only the holders of Shares of the one or more affected Series or Classes shall be entitled to vote.  In general, each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote; provided, however, on any matter submitted to a vote of Shareholders, the Trustees may determine, without the vote or consent of Shareholders (except as required by the 1940 Act), that each dollar of Net Asset Value (number of Shares owned times Net Asset Value per Share of the Trust, if no Series shall have been established, or of such Series or Class, as applicable) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote.  Without limiting the power of the Trustees in any way to designate otherwise in accordance with the preceding sentence, the Trustees hereby establish that each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote.  There shall be no cumulative voting in the election of Trustees.  Shares may be voted in person or by proxy or in any manner provided for in the By-laws or as determined by the Trustees.  A proxy may be given in writing, electronically, by telephone, by telecopy, or in any other manner provided for in the By-laws or as determined by the Trustees.  Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Trust Instrument or any of the By-laws of the Trust to be taken by Shareholders.  A Shareholder may authorize another Person or Persons to act for such Shareholder as proxy by transmitting or authorizing in writing, electronically, by telephone, by telecopy or other electronic transmission to the Person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the Person who will be the holder of the proxy to receive such transmission, provided that any such writing or other transmission must either set forth or be submitted with information from which it can be determined that the writing or other transmission was authorized by the Shareholder.

Section 6.2                       Notices.  Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if presented personally to a Shareholder, left at his or her residence or usual place of business or sent via United States mail or by electronic transmission to a Shareholder at his or her address as it is registered with the Trust.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Shareholder at his or her address as it is registered with the Trust with postage thereon prepaid.

Section 6.3                       Meetings of Shareholders.

(a) Meetings of the Shareholders may be called at any time by the Chairman or the Trustees and shall be called by any Trustee upon written request of Shareholders holding, in the aggregate, not less than 10% of the Shares (or Class or Series thereof), such request specifying the purpose or purposes for which such meeting is to be called.  Any such meeting shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate.  Shareholders of one third of the Shares of the Trust (or Class or Series thereof), present in person or by proxy, shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act or by this Trust Instrument or the By-laws.  Any lesser number shall be sufficient for adjournments.  Unless the 1940 Act, this Trust Instrument or the By-Laws require a greater number of affirmative votes, the affirmative vote by the Shareholders holding more than 50% of the Shares (or Class or Series thereof) present, either in person or by proxy, or, if applicable, holding more than 50% of the Net Asset Value of the Shares present, either in person or by proxy, at such meeting constitutes the action of the Shareholders, and a plurality shall elect a Trustee.

(b) Any meeting of Shareholders, whether or not a quorum is present, may be adjourned for any lawful purpose by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time provided that no meeting shall be adjourned for more than six months beyond the originally scheduled meeting date. In addition, any meeting of Shareholders, whether or not a quorum is present, may be adjourned or postponed by, or upon the authority of, the Chairman or the Trustees to another date and time provided that no meeting shall be adjourned or postponed for more than six months beyond the originally scheduled meeting date.  Any adjourned or postponed session or sessions may be held, within a reasonable time after the date set for the original meeting as determined by, or upon the authority of, the Trustees without the necessity of further notice or a new record date.

Section 6.4                       Record Date.  For the purpose of determining the Shareholders who are entitled to notice of any meeting and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time fix a date, not more than 120 calendar days prior to the original date of any meeting of the Shareholders (which may be adjourned or postponed in compliance with Section 6.3(b) hereof) or payment of distributions or other action, as the case may be, as a record date for the determination of the persons to be treated as Shareholders of record for such purposes, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or to be treated as a Shareholder of record for purposes of such other action.  Nothing in this Section 6.4 shall be construed as precluding the Trustees from setting different record dates for different Series or Classes.

Section 6.5                       Notice of Meetings.

(a) Written or printed notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given as provided in Section 6.2 for the giving of notices, at least 10 business days before the meeting.  At any such meeting, any business properly before the meeting may be considered whether or not stated in the notice of the meeting.  Any adjourned or postponed meeting held as provided in Section 6.3 shall not require the giving of additional notice.

(b) Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice (including, but not limited to, electronic, telegraphic or facsimilie or computerized writings), executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy.  The attendance of a Shareholder at a meeting of Shareholders shall constitute a waiver of notice of such meeting except when a Shareholder attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

Section 6.6                       Proxies, Etc.  At any meeting of Shareholders, any Shareholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken.

(a) Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust.  Only Shareholders of record shall be entitled to vote.

(b) When Shares are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Shares, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Shares.

(c) A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.  If the Shareholder is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person regarding the charge or management of its Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

Section 6.7                       Action by Written Consent.  Subject to the provisions of the 1940 Act, any action taken by Shareholders may be taken without a meeting if a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, by any provision of this Trust Instrument or by the Trustees) consent to the action in writing.  Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.  Any written consent may be given by facsimile, electronic mail or other electronic means.  The Trustees may adopt additional rules and procedures regarding the taking of Shareholder action by written consents.

Section 6.8                       Delivery by Electronic Transmission or Otherwise.  Notwithstanding any provision in this Trust Instrument to the contrary, any notice, proxy, vote, consent, instrument or writing of any kind referenced in, or contemplated by, this Trust Instrument or the By-laws may, as determined by the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Act), including via the internet, or in any other manner permitted by applicable law.

ARTICLE 7

DISTRIBUTIONS AND REDEMPTIONS

Section 7.1                       Distributions.

(a) The Trustees may from time to time declare and pay dividends or other distributions with respect to any Series or Class.  The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees.

(b) Dividends and distributions on Shares of a particular Series or any Class thereof may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolution adopted only once or with such frequency as the Trustees may determine, to the Shareholders of Shares in that Series or Class, from such of the income and capital gains, accrued or realized, from the Trust Property belonging to that Series, or in the case of a Class, belonging to that Series and allocable to that Class, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series.  All dividends and distributions on Shares in a particular Series or Class thereof shall be distributed pro rata to the Shareholders of Shares in that Series or Class in proportion to the total outstanding Shares in that Series or Class held by such Shareholders at the date and time of record established for the payment of such dividends or distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Series or Class and except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder’s purchase order and/or payment in the prescribed form has not been received by the time or times established by the Trustees under such program or procedure.  Such dividends and distributions may be made in cash or Shares of that Series or Class or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder.  The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

(c) Anything in this Trust Instrument to the contrary notwithstanding, the Trustees may at any time declare and distribute a stock dividend pro rata among the Shareholders of a  particular Series, or Class thereof, as of the record date of that Series or Class fixed as provided in subsection (b) of this Section 7.1.  The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

Section 7.2                       Redemption by Shareholder.

(a) Unless the Trustees otherwise determine with respect to a particular Series or Class at the time of establishing and designating the same and subject to the 1940 Act, each holder of Shares of a particular Series or Class thereof shall have the right at such times as may be permitted by the Trust to require the Trust to redeem (out of the assets belonging to the applicable Series or Class) all or any part of his Shares at a redemption price equal to the Net Asset Value per Share of that Series or Class next determined in accordance with Section 7.4 after the Shares are properly tendered for redemption, less such redemption fee or other charge, if any, as may be fixed by the Trustees.  Except as otherwise provided in this Trust Instrument, payment of the redemption price shall be in cash; provided, however, that to the extent permitted by applicable law, the Trustees may authorize the Trust to make payment wholly or partly in securities or other assets belonging to the applicable Series at the value of such securities or assets used in such determination of Net Asset Value.  Subject to the foregoing, the fair value, selection, and quantity of securities or other assets so paid or delivered as all or part of the redemption price may be determined by or under the authority of the Trustees.  In no case shall the Trust or the Trustees be liable for any delay of any Person in transferring securities selected for delivery as all or part of the redemption price.

(b) Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Series or Class to require the Trust to redeem Shares of that Series or Class during any period or at any time when and to the extent permissible under the 1940 Act.

(c) If a Shareholder shall submit a request for the redemption of a greater number of Shares than are then allocated to such Shareholder, such request shall not be honored.

Section 7.3                       Redemption by Trust.

(a) Unless the Trustees otherwise determine with respect to a particular Series or Class at the time of establishing and designating the same, each Share of each Series or Class thereof that has been established and designated is subject to redemption (out of the assets belonging to the applicable Series or Class) by the Trust at the redemption price which would be applicable if such Share were then being redeemed by the Shareholder pursuant to Section 7.2 at any time if the Trustees determine that it is in the best interest of the Trust to so redeem such Shares, which determination may be delegated to the investment adviser of the Trust.  Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.  Without limiting the generality of the foregoing, the Trustees may cause the Trust to redeem (out of the assets belonging to the applicable Series or Class) all of the Shares of one or more Series or Classes held by (i) any Shareholder if the value of such Shares held by such Shareholder is less than the minimum amount established from time to time by the Trustees, (ii) all Shareholders of one or more Series or Classes if the value of such Shares held by all Shareholders is less than the minimum amount established from time to time by the Trustees or (iii) any Shareholder to reimburse the Trust for any loss or expense it has sustained or incurred by reason of the failure of such Shareholder to make full payment for Shares purchased by such Shareholder, or by reason of any defective redemption request, or by reason of indebtedness incurred because of such Shareholder or to collect any charge relating to a transaction effected for the benefit of such Shareholder or as provided in the prospectus relating to such Shares.

(b) If the Trustees shall, at any time and in good faith, determine that direct or indirect ownership of Shares of any Series or Class thereof has or may become concentrated in any Person to an extent that would disqualify any Series as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power (but not the obligation), by such means as they deem equitable, to (i) call for the redemption of a number, or amount, of Shares held by such Person sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification, (ii) refuse to transfer or issue Shares of any Series or Class thereof to such Person whose acquisition of the Shares in question would result in such disqualification, or (iii) take such other actions as they deem necessary and appropriate to avoid such disqualification.

Section 7.4                       Net Asset Value.

(a) The Net Asset Value per Share of any Series or Class thereof shall be the quotient obtained by dividing the value of the net assets of that Series or Class (being the value of the assets belonging to that Series or Class less the liabilities belonging to that Series or Class) by the total number of Shares of that Series or Class outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time.

(b) The Trustees may determine to maintain the Net Asset Value per Share of any Series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that Series or Class thereof as dividends payable in additional Shares of that Series or Class thereof at the designated constant dollar amount and for the handling of any losses attributable to that Series or Class thereof.  Such procedures may, among other things, provide that in the event of any loss each Shareholder of a Series or Class thereof shall be deemed to have contributed to the capital of the Trust attributable to that Series or Class thereof his pro rata portion of the total number of Shares required to be cancelled in order to permit the Net Asset Value per Share of that Series or Class thereof to be maintained, after reflecting such loss, at the designated constant dollar amount.  Each Shareholder of the Trust shall be deemed to have agreed, by his investment in the Trust, to make the contribution referred to in the preceding sentence in the event of any such loss.

Section 7.5                       Power to Modify Procedures.

(a) Notwithstanding any of the foregoing provisions of this Article 7, the Trustees may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the Net Asset Value of the Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Trust to comply with any provision of the 1940 Act, or any securities exchange or association registered under the Securities Exchange Act of 1934, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

(b) Nothing in this Trust Instrument shall be deemed to restrict the ability of  the Trustees in their full discretion, without the need for any notice to, or approval by the Shareholders of, any Series or Class, to allocate, reallocate or authorize the contribution or payment, directly or indirectly, to one or more than one Series or Class of the following:  (i) assets, income, earnings, profits, and proceeds thereof, (ii) proceeds derived from the sale, exchange or liquidation of assets, and (iii) any cash or other assets contributed or paid to the Trust from a manager, administrator or other adviser of the Trust or an Affiliated Person thereof, or other third party, another Series or another Class, in each case to remediate misallocations of income and capital gains, ensure equitable treatment of Shareholders of a Series or Class, or for such other valid reason determined by the Trustees.

ARTICLE 8

COMPENSATION, LIMITATION OF LIABILITY OF TRUSTEES

Section 8.1                       Compensation.  The Trustees as such shall be entitled to compensation from the Trust, and the Trustees may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Section 8.2                       Limitation of Liability.

(a) The Trustees shall be entitled to the protection against personal liability for the obligations of the Trust under Section 3803(b) of the Act.  No Trustee or former Trustee shall be liable to the Trust, its Shareholders, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties involved in the conduct of the office of the Trustee hereunder.  No Trustee who has been determined to be an “audit committee financial expert” (for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 or any successor provision thereto) by the Board of Trustees shall be subject to any greater liability or duty of care in discharging such Trustee’s duties and responsibilities by virtue of such determination than is any Trustee who has not been so designated.  No Trustee or former Trustee shall be responsible or liable in any event for any neglect or wrongdoing of any other Trustee, Advisory Board Member, officer, agent, employee, manager, adviser, sub-adviser or principal underwriter of the Trust.

(b) The officers, employees, Advisory Board Members and agents of the Trust shall be entitled to the protection against personal liability for the obligations of the Trust under Section 3803(c) of the Act.  No officer, employee, Advisory Board Member or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Section 8.3                       Fiduciary Duty.

(a) To the extent that, at law or in equity, a Trustee, officer, employee, Advisory Board Member, Trustee emeritus or agent of the Trust (each a “Fiduciary Covered Person”) has duties (including fiduciary duties) and liabilities relating thereto to the Trust, to the Shareholders or to any other Person, a Fiduciary Covered Person acting under this Trust Instrument shall not be liable to the Trust, to the Shareholders or to any other Person for his good faith reliance on the provisions of this Trust Instrument.  The provisions of this Trust Instrument, to the extent that they restrict or eliminate the duties and liabilities of Fiduciary Covered Persons otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Fiduciary Covered Persons.

(b) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between any Fiduciary Covered Person or any of his Affiliated Persons, on the one hand, and the Trust or any Shareholders or any other Person, on the other hand; or

(ii) whenever this Trust Instrument or any other agreement contemplated herein or therein provides that a Fiduciary Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholders or any other Person; then

(iii) such Fiduciary Covered Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including his own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles.  In the absence of bad faith by a Fiduciary Covered Person, the resolution, action or terms so made, taken or provided by a Fiduciary Covered Person shall not constitute a breach of this Trust Instrument or any other agreement contemplated herein or of any duty or obligation of a Fiduciary Covered Person at law or in equity or otherwise.

(c) Notwithstanding any other provision of this Trust Instrument to the contrary or as otherwise provided in the 1940 Act, (i) whenever in this Trust Instrument Fiduciary Covered Persons are permitted or required to make a decision in their “sole discretion” or under a grant of similar authority, the Fiduciary Covered Persons shall be entitled to consider such interests and factors as they desire, including their own interests, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, the Shareholders or any other Person; and (ii) whenever in this Trust Instrument Fiduciary a Covered Person is permitted or required to make a decision in “good faith” or under another express standard, the Fiduciary Covered Person shall act under such express standard and shall not be subject to any other or different standard.

(d) Any Fiduciary Covered Person and any Affiliated Persons of any Fiduciary Covered Person may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Fiduciary Covered Person.  No Fiduciary Covered Person who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust shall have any duty to communicate or offer such opportunity to the Trust, and such Fiduciary Covered Person shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that such Fiduciary Covered Person pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust.  Neither the Trust nor any Shareholders shall have any rights or obligations by virtue of this Trust Instrument or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper.  Any Fiduciary Covered Person may engage or be interested in any financial or other transaction with the Trust, the Shareholders or any Affiliated Person of the Trust or the Shareholders.

(e) To the fullest extent permitted by law, it is intended that Advisory Board Members and Trustees emeritus shall have no fiduciary duties or liabilities to the Trust or the Shareholders.

Section 8.4                       Indemnification.  The Trust shall indemnify to the fullest extent permitted by law each of its Trustees, former Trustees, Trustees emeritus, Advisory Board Members and officers and persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor, or otherwise, and may indemnify any trustee, director or officer of a predecessor organization (each an “Indemnified Person”), and may indemnify its employees and agents, against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and expenses including reasonable accountants’ and counsel fees) reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding of any kind and nature whatsoever, whether brought in the right of the Trust or otherwise, and whether of a civil, criminal or administrative nature, before any court or administrative or legislative body, including any appeal therefrom, in which he or she may be involved as a party, potential party, non-party witness or otherwise or with which he or she may be threatened, while as an Indemnified Person or thereafter, by reason of being or having been such an Indemnified Person, except that no Indemnified Person shall be indemnified against any liability to the Trust or its Shareholders to which such Indemnified Person would otherwise be subject by reason of bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties involved in the conduct of such Indemnified Person’s office (such willful misfeasance, bad faith, gross negligence or reckless disregard being referred to herein as “Disabling Conduct”).  Expenses, including accountants’ and counsel fees so incurred by any such Indemnified Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be promptly paid from time to time, and the expenses of the Trust’s employees or agents may be paid from time to time, by the Trust or a Series in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article 8 and either (i) such Indemnified Person provides security for such undertaking, (ii) the Trust is insured against losses arising by reason of such payment, or (iii) a majority of a quorum of disinterested, non-party Trustees, or independent legal counsel in a written opinion, determines, based on a review of readily available facts, that there is reason to believe that such Indemnified Person ultimately will be found entitled to indemnification.

Section 8.5                       Indemnification Determinations.  Indemnification of an Indemnified Person pursuant to Section 8.4 shall be made if (a) the court or body before whom the proceeding is brought determines, in a final decision on the merits, that such Indemnified Person was not liable by reason of Disabling Conduct or (b) in the absence of such a determination, a majority of a quorum of disinterested, non-party Trustees or independent legal counsel in a written opinion make a reasonable determination, based upon a review of the facts, that such Indemnified Person was not liable by reason of Disabling Conduct.  In making such a determination, the Board of Trustees of the Trust shall act in conformity with then applicable law and administrative interpretations, and shall afford a Trustee requesting indemnification who is not an “interested person” of the Trust, as defined in Section 2(a)(19) of the 1940 Act, a rebuttable presumption that such Trustee did not engage in disabling conduct while acting in his capacity as a Trustee.

Section 8.6                       Indemnification Not Exclusive.  The right of indemnification provided by this Article 8 shall not be exclusive of or affect any other rights to which any such Indemnified Person may be entitled.  As used in this Article 8, “Indemnified Person” shall include such person’s heirs, executors and administrators, and a “disinterested, non-party Trustee” is a Trustee who is neither an Interested Person of the Trust nor a party to the proceeding in question.

Section 8.7                       Reliance on Experts, Etc..  Each Trustee, officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any manager, adviser, administrator, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.  The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice.

Section 8.8                       No Duty of Investigation; Notice in Trust Instrument.  No purchaser, lender, or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent.  Every obligation, contract, instrument, certificate or other interest or undertaking of the Trust, and every other act or thing whatsoever executed in connection with the Trust, shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees, officers, employees or agents of the Trust.  The execution of any such obligation, contract, instrument, certificate or other interest or undertaking shall not personally bind such Trustees, officers employees or agents of the Trust or make them personally liable thereunder, nor shall it give rise to a claim against their private property or the private property of the Shareholders for the satisfaction of any obligation or claim thereunder.  The Trustees may maintain insurance for the protection of the Trust Property, Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem advisable.

Section 8.9                       No Bond Required of Trustees.  No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of his duties hereunder.

Section 8.10                       Insurance.  The Trust shall purchase and maintain in effect one or more policies of insurance on behalf of its Trustees and officers in such amounts and with such coverage as shall be determined from time to time by the Board of Trustees, and also may purchase and maintain such insurance for any of its employees and other agents, issued by a reputable insurer or insurers, against any expenses actually and reasonably incurred by such person in any proceeding arising out of or in connection with his service to the Trust, with customary limitations and exceptions, whether or not the Trust would have the power to indemnify such person against such expenses pursuant to this Article 8.

ARTICLE 9

MISCELLANEOUS

Section 9.1                       Trust Not a Partnership.  It is the intention of the Trustees that the Trust shall be a statutory trust under the Act and that this Trust Instrument and the By-laws, if any, shall together constitute the “governing instrument” of the Trust as defined in Section 3801(f) of the Act. It is hereby expressly declared that a Delaware statutory trust and not a partnership or other form of organization is created hereby.  All persons extending credit to, contracting with or having any claim against any Series of the Trust or any Class within any Series shall look only to the assets of such Series or Class for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.  Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to a Series or Class shall include a recitation limiting the obligations represented thereby to the Trust or to one or more Series or Classes and its or their assets (but the omission of such a recitation shall not operate to bind any Shareholder, Trustee, officer, employee or agent of the Trust).

Section 9.2                       Dissolution and Termination of Trust, Series or Class.

(a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be dissolved at any time by the Trustees by written notice to the Shareholders. Any Series of Shares may be dissolved at any time by the Trustees by written notice to the Shareholders of such Series. Any Class of any Series of Shares may be terminated at any time by the Trustees by written notice to the Shareholders of such Class. Any action to dissolve the Trust shall be deemed also to be an action to dissolve each Series and each Class thereof and any action to dissolve a Series shall be deemed also to be an action to terminate each Class thereof.

(b) Upon the requisite action by the Trustees to dissolve the Trust or any one or more Series, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust or of the affected Series to distributable form in cash or Shares (if the Trust has not dissolved) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Trust or Series involved, ratably according to the number of Shares of the Trust or such Series held by the several Shareholders of such Series on the date of distribution unless otherwise determined by the Trustees or otherwise provided by this Trust Instrument. Thereupon, any affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to such Series shall be canceled and discharged. Upon the requisite action by the Trustees to terminate any Class of any Series of Shares, the Trustees may, to the extent they deem it appropriate, follow the procedures set forth in this Section 9.2(b) with respect to such Class that are specified in connection with the dissolution and winding up of the Trust or any Series of Shares. Alternatively, in connection with the termination of any Class of any Series of Shares, the Trustees may treat such termination as a redemption of the Shareholders of such Class effected pursuant to Section 7.3 of Article 7 of this Trust Instrument provided that the costs relating to the termination of such Class shall be included in the determination of the Net Asset Value of the Shares of such Class for purposes of determining the redemption price to be paid to the Shareholders of such Class (to the extent not otherwise included in such determination).

(c) Following completion of winding up of the Trust’s business, the Trustees shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with the Act, which certificate of cancellation may be signed by any one Trustee. Upon termination of the Trust, the Trustees, subject to Section 3808 of the Act, shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust shall be canceled and discharged.

Section 9.3                       Merger, Consolidation, Incorporation.

(a) Notwithstanding any other provision of this Trust Instrument to the contrary, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, (i) cause the Trust to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (each, a “Successor Entity”), or a series of any Successor Entity to the extent permitted by law, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Trust or any Series or Class to another Series or Class of the Trust or to a Successor Entity, or a series of a Successor Entity to the extent permitted by law, for adequate consideration as determined by the Trustees which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust or any affected Series or Class, and which may include Shares of such other Series or Class of the Trust or shares of beneficial interest, stock or other ownership interest of such Successor Entity (or series thereof) or (v) at any time sell or convert into money all or any part of the assets of the Trust or any Series or Class thereof.  Any agreement of merger, reorganization, consolidation, exchange or conversion or certificate of merger, certificate of conversion or other applicable certificate may be signed by a majority of the Trustees or an authorized officer of the Trust and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Act, and notwithstanding anything to the contrary contained in this Trust Instrument, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 9.3 may effect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust or change the name of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.

(c) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, create one or more statutory or business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

(d) Notwithstanding any provision of this Trust Instrument to the contrary, the Trustees may, without Shareholder approval, invest all or a portion of the Trust Property of any Series, or dispose of all or a portion of the Trust Property of any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or any other state or jurisdiction) or subtrust thereof which is classified as a partnership for federal income tax purposes. Notwithstanding any provision of this Trust Instrument to the contrary, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, cause a Series that is organized in the master/feeder fund structure to withdraw or redeem its Trust Property from the master fund and cause such series to invest its Trust Property directly in securities and other financial instruments or in another master fund.

Section 9.4                       Filing of Copies, References, Headings.  The original or a copy of this Trust Instrument and of each amendment hereof or Trust Instrument supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder.  Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or supplements have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Trust Instrument or of any such amendment or supplemental Trust Instrument.  In this Trust Instrument or in any such amendment or supplemental Trust Instrument, references to this Trust Instrument, and all expressions like “herein,” “hereof” and “hereunder,” shall be deemed to refer to this Trust Instrument as amended or affected by any such supplemental Trust Instrument.  All expressions like “his”, “he” and “him” shall be deemed to include the feminine and neuter, as well as masculine, genders.  Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Trust Instrument rather than the headings shall control.  This Trust Instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 9.5                       Applicable Law.  The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Trust Instrument, and the rights and obligations of the Trustees and Shareholders hereunder, shall be governed by and construed and administered according to the Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument (a) the provisions of Sections 3540 and 3561 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Act) pertaining to trusts which relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument.  The Trust shall be of the type commonly called a “statutory trust”, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law.  The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 9.6                       Amendments.  Except as specifically provided herein, the Trustees may, without Shareholder vote, amend or otherwise supplement this Trust Instrument by making an amendment hereto, a Trust Instrument supplemental hereto or an amended and restated trust instrument.  Shareholders shall have the right to vote: (i) on any amendment which would affect their right to vote granted in Section 6.1, (ii) on any amendment to this Section 9.6, (iii) on any amendment for which such vote is required by the 1940 Act and (iv) on any amendment submitted to them by the Trustees.  Any amendment required or permitted to be submitted to Shareholders which, as the Trustees determine, shall affect the Shareholders of one or more Series or Classes shall be authorized by vote of the Shareholders of each Series or Class affected and no vote of shareholders of a Series or Class not affected shall be required.  Anything in this Trust Instrument to the contrary notwithstanding, no amendment to Article 8 hereof shall limit the rights to indemnification or insurance provided therein with respect to action or omission of any persons protected thereby prior to such amendment.  The Trustees may without Shareholder vote, restate or amend or otherwise supplement the By-laws and the Certificate of Trust as the Trustees deem necessary or desirable.

Section 9.7                       Fiscal Year.  The fiscal year of the Trust or any Series shall end on a specified date as determined from time to time by the Trustees.

Section 9.8                       Provisions in Conflict with Law.  The provisions of this Trust Instrument are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument (including, if the context requires, any non-conflicting provisions contained in the same section or subsection as the conflicting provision); provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Trust Instrument shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Trust Instrument in any jurisdiction.

Section 9.9                       Reliance by Third Parties.  Any certificate executed by an individual who, according to the records of the Trust or of any recording office in which this Trust Instrument may be recorded, appears to be a Trustee hereunder, certifying to (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Trust Instrument, (e) the form of any By-laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this Agreement and Declaration of Trust as of the 20th day of August, 2009.

/s/ Vincent P. Corti
Vincent P. Corti, Trustee

/s/ Herbert Y. Poon
Herbert Y. Poon, Trustee

/s/ Michael J. Triessl
Michael J. Triessl, Trustee